Exhibit 99.5

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 31, 2019 AND DECEMBER 31, 2018

(in thousands, except shares)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$462	$1,978
Accounts receivable, net of allowances for doubtful accounts of $533 and $628	58,025	59,689
Prepaid income taxes	1,848	—
Prepaid expenses and other current assets	7,764	6,140

Total current assets	68,099	67,807

Property, plant and equipment, net (Note 4)	61,420	62,060
Right-of-use assets, net (Note 9)	17,037	—
Other assets	3,902	3,629
Intangible assets, net (Note 5)	131,342	133,579
Goodwill (Note 5)	140,483	140,729

Total assets	$422,283	$407,804

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt (Note 10)	$2,634	$2,672
Trade accounts payable	20,846	26,135
Income taxes payable	—	684
Accrued expenses (Note 6)	15,849	17,230
Current portion of operating lease liabilities (Note 9)	3,165	—
Deferred revenue	—	444

Total current liabilities	42,494	47,165

Long-term debt, net of current portion (Note 10)	214,564	207,064
Deferred income tax liabilities (Note 8)	28,704	28,300
Operating lease liabilities (Note 9)	14,065	—
Other long-term liabilities	2,058	2,555

Total liabilities	301,885	285,084

Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $.001 par value, 1,500,000 shares authorized, 1,100,038 shares issued and outstanding at March 31, 2019 and 2018	1	1
Additional paid-in capital	116,307	115,919
Retained earnings	4,090	6,800

Total stockholders’ equity	120,398	122,720

Total liabilities and stockholders’ equity	$422,283	$407,804

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

QUARTERS ENDED MARCH 31, 2019 AND 2018

(in thousands)

	2019	2018
Revenues, net	$63,632	$58,221
Cost of services	49,476	45,399

Gross profit	14,156	12,822
Selling, general and administrative expenses	12,774	11,938
Management fee (Note 11)	125	125

Operating income	1,257	759
Other (loss) income, net	(124)	(39)
Interest expense	(289)	(188)
Interest expense, related-party (Note 11)	(4,575)	(3,465)

Loss from operations before income tax benefit	(3,731)	(2,933)
Income tax benefit (Note 8)	1,021	617

Net loss	$(2,710)	$(2,316)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

QUARTERS ENDED MARCH 31, 2019 AND 2018

(in thousands, except shares)

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2017	1,100,038	$1	$114,366	$7,654	$122,021

Stock option expense	—	—	388	—	388
Net loss	—	—	—	(2,316)	(2,316)

Balance at March 31, 2018	1,100,038	$1	$114,754	$5,338	$120,093

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2018	1,100,038	$1	$115,919	$6,800	$122,720

Stock option expense	—	—	388	—	388
Net loss	—	—	—	(2,710)	(2,710)

Balance at March 31, 2019	1,100,038	$1	$116,307	$4,090	$120,398

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands)

	2019	2018
Cash flows from operating activities
Net loss	$(2,710)	$(2,316)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property, plant and equipment	2,585	2,203
Deferred income tax	404	(633)
Amortization of deferred financing costs	134	119
(Recoveries) write-offs of bad debts, net	(95)	86
Net loss on sale and exchange of property, plant and equipment	136	40
Amortization of intangible assets	3,450	3,257
Stock-based compensation	388	388
Changes in working capital:
Accounts receivable	1,759	(311)
Prepaid expenses and other assets	(3,194)	(1,413)
Accounts payable	(5,289)	(1,352)
Accrued expenses	(1,381)	1,013
Deferred revenue	(444)	(372)
Other long-term liabilities	(1,538)	(56)

Net cash (used in) provided by operating activities	(5,795)	653

Cash flows from investing activities
Acquisitions of businesses	(246)	(4,550)
Acquisitions of airspace	(632)	(2,000)
Purchases of permits	(90)	—
Purchases of property, plant and equipment	(2,103)	(1,287)
Proceeds from sale of property, plant and equipment	21	31

Net cash used in investing activities	(3,050)	(7,806)

Cash flows from financing activities
Proceeds from line of credit	12,500	13,000
Repayments of line of credit	(4,500)	(6,500)
Repayments of long-term debt	(627)	(497)
Repayments of capital leases	(44)	(159)

Net cash provided by financing activities	7,329	5,844

Net decrease in cash and cash equivalents	(1,516)	(1,309)
Cash and cash equivalents, beginning of period	1,978	2,907

Cash and cash equivalents, end of period	$462	$1,598

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

1. Business

CEHI Acquisition Corporation and Subsidiaries (the “Company”), headquartered in Hatboro, Pennsylvania, is a provider of environmental services for a variety of contaminated materials including soils, dredged material, and hazardous waste. The Company provides a one-stop shop solution that analyzes, treats, documents and recycles waste streams generated in multiple end-markets such as utilities, infrastructure, chemicals, aerospace and defense, non-public/private development, medical, industrial and dredging. Treatment includes thermal desorption, dredged material stabilization, bioremediation, physical treatment/screening and chemical fixation. Before the Company accepts contaminated materials, it identifies a third party “beneficial reuse” site such as infrastructure projects, commercial redevelopment or daily landfill cover and capping where the materials will be sent after they are treated. Clean Earth operates 29 permitted facilities in the Eastern United States. The Company’s wholly owned subsidiaries include Clean Earth Holdings, Inc., CEI Holding Corporation, Clean Earth, Inc., Clean Earth of Carteret, LLC, Clean Earth of New Castle, LLC, Clean Earth of Philadelphia, LLC, Clean Earth Dredging Technologies, LLC, Clean Earth Environmental Services, Inc., Clean Earth of North Jersey, Inc., Advanced Remediation and Disposal Technologies of Delaware, LLC, Clean Earth of Maryland, LLC, Clean Rock Properties, Ltd., Clean Earth of West Virginia, Inc., Clean Earth of Southeast Pennsylvania, LLC, Clean Earth of Southern Florida, LLC, Clean Earth of Georgia, LLC, Clean Earth of Greater Washington, LLC, AES Asset Acquisition Corporation, Real Property Acquisitions, LLC, Clean Earth of Alabama, Inc., AERC Acquisition Corporation, MKC Acquisition Corporation, Gardner Road Oil, LLC, Environmental Soil Management, Inc., Environmental Soil Management of New York, LLC, Clean Earth Mobile Services, LLC and Clean Earth of Michigan, LLC.

On August 26, 2014, the Company was acquired by Compass Diversified Holdings, LLC (“Compass”), which currently owns 97.5% of the outstanding stock of the Company on a primary basis and 79.8% on a fully diluted basis.

Principles of Consolidation and Basis of Presentation

The accompanying condensed consolidated financial statements, which are unaudited except for the balance sheet at December 31, 2018, which has been derived from audited financial statements, include the accounts of CEHI Acquisition Corporation and Subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, the unaudited condensed consolidated financial statements do not include all information and disclosure required by GAAP for annual financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements, including the notes thereto, for the year ended December 31, 2018. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value determination is based on assumptions that market participants would use, including consideration of non-performance risk. A three level hierarchy draws distinctions between market participant assumptions based on (i) observable inputs such as quoted market prices in active markets (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3). The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of their short-term nature.

2. New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

Leases

As of January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (“Topic 842”). The new standard requires an entity to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. The standard update offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. In July 2018, the Financial Accounting Standards Board (“FASB”) issued two updates to Topic 842 to clarify how to apply certain aspects of the new lease standard, and to give entities another option for transition and to provide lessors with a practical expedient to reduce the cost and complexity of implementing the new standard. The transition option allows entities to not apply the new lease standard in the comparative periods presented in the financial statements in the year of adoption. The Company adopted the new standard using the optional transition method. The reported results for reporting periods after January 1, 2019 are presented under the new lease guidance while prior period amounts were prepared under the previous lease guidance.

The new standard provides a number of optional practical expedients in transition. The Company elected to use the package of practical expedients that allows us to not reassess: (i) whether any expired or existing contracts are or contain leases, (ii) lease classification for any expired or existing leases and (iii) initial direct costs for any expired or existing leases. We additionally elected to use the practical expedient that allows lessees to treat the lease and non-lease components of leases as a single lease component and the practical expedient pertaining to land easements. In addition, the new standard provides for an accounting election that permits a lessee to elect not to apply the recognition requirements of Topic 842 to short-term leases by class of underlying asset. The Company adopted this accounting election for all classes of assets.

The Company has performed an assessment of the impact of the adoption of Topic 842 on the Company’s consolidated financial position and results of operations for the Company’s leases, which consist of treatment facilities, warehouses, office facilities, equipment and vehicle leases. The adoption

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

of the new lease standard on January 1, 2019 resulted in the recognition of right-of-use assets of approximately $17.8 million and lease liabilities for operating leases of approximately $18.0 million on its condensed consolidated balance sheets, with no material impact to its condensed consolidated statements of operations or condensed consolidated statements of cash flows. We implemented processes and a lease accounting system to ensure adequate internal controls were in place to assess our leasing arrangements and enable proper accounting and reporting of financial information upon adoption. No cumulative effect adjustment was recognized as the amount was not material. Refer to Note 9 for additional information regarding the Company’s adoption of Topic 842.

3.	Acquisitions

2018

On January 22, 2018, the Company acquired the assets of United Retek of Connecticut, LLC. The total price of the acquisition was $2,000. This amount was comprised of a cash payment of $2,000 funded through the Company’s cash on hand. Included in the assets were $377 of fixed assets and $1,623 of legacy permits.

On March 12, 2018, the Company acquired the assets of MKC Enterprises, Inc. (“MKC”). Headquartered in Doraville, Georgia, MKC utilizes advanced technologies to provide a wide range of hazardous and non-hazardous waste management services. MKC’s facility in Doraville has a Resource Conservation and Recovery Act (“RCRA”) Part B permit. The total price of the acquisition was $2,844, which primarily comprised of a cash payment of $2,550 funded through the Company’s cash on hand.

The RCRA requires anyone who owns or operates a facility where hazardous waste is treated, stored, or disposed to have a permit. The permit application is divided into two parts, Part A and Part B. The Part A application is submitted on a designated form, Environmental Protection Agency (EPA) Form 8700-23, and requires basic information about the facility, while the Part B application is submitted in narrative form and is often lengthy. The RCRA application is required for a federal permit to treat, store, or dispose of hazardous waste under RCRA.

The following table summarizes the fair values of the assets acquired and the liabilities assumed:

Accounts receivable	$227
Legacy permits	970
Trade name	30
Customer relationships	190
Goodwill	889
Fixed assets	650
Other assets	20
Accounts payable	(34)
Other liability	(98)

Net assets acquired	$2,844

On September 5, 2018, the Company acquired the assets of Disposal and Recycling Technologies, Inc. (“DART”) to continue the Company’s strategy of geographic expansion. DART has a hazardous waste site in Charlotte, North Carolina with a RCRA Part B permit and a waste water

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

treatment facility in Detroit, Michigan. The acquisition of DART expands the Company’s geographical reach in the Midwest and Mid-Atlantic hazardous and non-hazardous waste markets and represents the Company’s first waste water treatment facility. The net total consideration for the acquisition was approximately $18,713, which primarily comprised of a cash payment of $17,600 funded through an increase in its Term A debt from Compass.

The following table summarizes the fair values of the assets acquired and the liabilities assumed:

Accounts receivable	$1,249
Legacy permits	4,310
Trade name	250
Customer relationships	260
Non-compete	150
Goodwill	8,036
Fixed assets	4,672
Other assets	11
Accounts payable	(11)
Other liability	(214)

Net assets acquired	$18,713

Certain provisional amounts pertaining to the DART acquisition were adjusted in the first quarter of 2019 as the Company obtained additional information related to the acquisition. The changes resulted in an adjustment to goodwill originally recorded during the year ended December 31, 2018, reducing goodwill by $246 with a corresponding increase to cash in the current period within the condensed consolidated balance sheet at March 31, 2019 in accordance with GAAP.

These transactions were accounted for using the provisions of Accounting Standards Codification (“ASC”) 805, Business Combinations, and the results of operations since the date of acquisition have been included in the condensed consolidated financial statements presented.

4. Property, Plant and Equipment, Net

Property, plant and equipment, net consists of the following at March 31, 2019 and December 31, 2018:

Description	Useful Lives	3/31/2019	12/31/2018
Land	—	$10,739	$10,739
Buildings	20 years	19,416	19,416
Machinery and equipment	5 to 20 years	69,048	67,145

		99,203	97,300
Less: Accumulated depreciation		(37,783)	(35,240)

Property, plant and equipment, net		$61,420	$62,060

Depreciation expense of property, plant and equipment for the quarters ended March 31, 2019 and 2018 was $2,585 and $2,203, respectively.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

The Company also had like-kind exchanges of equipment which generated a loss of ($136) and a loss of ($39) for the quarters ended March 31, 2019 and 2018, respectively.

5. Intangible Assets, Net, and Goodwill

Intangible assets, net and goodwill are comprised of the following at March 31, 2019 and December 31, 2018:

Description	Weighted Average Amortization Period	3/31/2019	12/31/2018
Permits, net of accumulated amortization of $40,087 and $37,609, respectively	10-20 years	$82,860	$85,212
Customer relationships, net of accumulated amortization of $9,999 and $9,371, respectively	15 years	27,675	28,303
Non-compete agreements, net of accumulated amortization of $350 and $317, respectively	3-5 years	340	373
Trade name, net of accumulated amortization of $4,717 and $4,406, respectively	5-20 years	14,688	14,999
Airspace, net of accumulated amortization of $3,682 and $3,682, respectively	Based on usage	5,779	4,692

		$131,342	$133,579

Goodwill	N/A	$140,483	$140,729

Amortization expense for the quarters ended March 31, 2019 and 2018 was $3,450 and $3,257, respectively.

6. Accrued Expenses

Accrued expenses at March 31, 2019 and December 31, 2018 consist of the following:

	3/31/2019	12/31/2018
Transportation and disposal costs	$6,788	$6,092
Salaries and wages	2,597	5,625
Interest	2,192	1,850
Other current liabilities	4,272	3,663

Total accrued expenses	$15,849	$17,230

7. Revenue Recognition

Effective January 1, 2018, the Company adopted the provisions of Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The adoption of the new revenue guidance represents a change in accounting principle that will more closely align revenue recognition with the transfer of control of the Company’s goods and services and will provide financial statement readers with enhanced disclosures. In accordance with the new revenue guidance, revenue is recognized when a customer

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services, and excludes any sales incentives or taxes collected from customers which are subsequently remitted to government authorities. The impacts from the adoption of the new revenue guidance primarily relate to the timing of revenue recognition for variable consideration received and consideration payable to a customer. Although these differences have been identified, the total impact was not material to the condensed consolidated financial statements. In addition, the accounting for the estimate of variable consideration in our contracts is not materially different compared to our current practice. The Company has established monitoring controls to identify new sales arrangements and changes in our business environment that could impact our current accounting assessment.

Performance Obligations—The Company’s arrangements qualify for over time revenue recognition as the customer simultaneously receives and consumes the benefits provided by the Company’s performance. As the Company performs the service, another party would not need to re-perform any of the work completed by the Company to date. The Company has elected to apply the as-invoiced practical expedient to record revenue as the services are provided, given the nature of the services provided and the frequency of billing under the customer contracts.

Variable Consideration—Upon adoption of the new revenue guidance, the Company’s policy around estimating variable consideration related to sales incentives (early pay discounts, rights of return, rebates, chargebacks, and other discounts) included in certain customer contracts remained consistent with previous guidance. These incentives are recorded as a reduction in the transaction price. Under the new guidance, variable consideration is estimated and included in total consideration at contract inception based on either the expected value method or the most likely outcome method. The method was applied consistently among each type of variable consideration, and the Company applies the expected value method to estimate variable consideration. These estimates are based on historical experience, anticipated performance and the Company’s best judgment at the time and as a result, reflect applicable constraints. The Company includes in the transaction price an amount of variable consideration estimated in accordance with the new guidance only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

Sales and Other Similar Taxes—The Company notes that under its contracts with customers, the customer is responsible for all sales and other similar taxes, which the Company will invoice the customer for if they are applicable. The new revenue guidance allows entities to make an accounting policy election to exclude sales taxes and other similar taxes from the measurement of the transaction price. The scope of this accounting policy election is the same as the scope of the policy election in the previous guidance. As the Company presents taxes on a net basis under the previous guidance there will be no change to the current presentation (net) as a result.

Practical Expedients—The Company has elected to make the following accounting policy elections through the adoption of the following practical expedients:

Right to Invoice—The Company will record the consideration from a customer in an amount that corresponds directly with the value to the customer of the Company’s performance completed to date (for example, in a service contract where 25% of the service has been performed, the Company would recognize 25% of the revenue), the entity may recognize revenue in the amount to which the entity has a right to invoice.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

Sales and Other Similar Taxes—The Company will exclude sales taxes and similar taxes from the measurement of transaction price and will ensure that it complies with the disclosure requirements of applicable accounting guidance.

Promised Goods or Services that are Immaterial in the Context of a Contract—The Company has elected to assess promised goods or services as performance obligations that are deemed to be immaterial in the context of a contract. As such, the Company will not aggregate and assess immaterial items at the entity level. That is, when determining whether a good or service is immaterial in the context of a contract, the assessment will be made based on the application of the new revenue guidance at the contract level.

8. Income Taxes

Income tax benefit for the quarters ended March 31, 2019 and 2018 was $1.0 million and $0.6 million, respectively.

An income tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, based on technical merits, including resolutions of any related appeals or litigation processes. The Company had no reserve for uncertain tax positions at March 31, 2019 and December 31, 2018.

9. Leasing

The Company and its subsidiaries lease treatment facilities, warehouses, office facilities, equipment and vehicles under various operating arrangements. Certain of the leases are subject to escalation clauses and renewal periods. The Company recognizes lease expense, including predetermined fixed escalations, on a straight-line basis over the initial term of the lease including reasonably assured renewal periods from the time that the Company controls the leased property. Leases with an initial term of 12 months or less are not recorded on the balance sheet; we recognize lease expense for these leases on a straight-line basis over the lease term.

The cost components of our operating leases during the quarter ended March 31, 2019 were as follows:

2019
Operating lease cost (1)	$1,134

Total	$1,134

(1)	Includes short-term leases, which are immaterial

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

The maturities of lease liabilities at March 31, 2019 were as follows:

2019 (excluding three months ended March 31, 2019)	$3,325
2020	4,023
2021	3,674
2022	2,265
2023	1,944
Thereafter	7,806

Total undiscounted lease payments	$23,037
Less: Interest	5,807

Present value of lease liabilities	$17,230

The calculated amount of the ROU assets and lease liabilities in the table above are impacted by the length of the lease term and discount rate used to present value the minimum lease payments. The Company’s lease agreements often include one or more options to renew at the company’s discretion. If at lease inception, the Company considers the exercising of a renewal option to be reasonably certain. Regarding the discount rate, Topic 842 requires the use of a rate implicit in the lease whenever this rate is readily determinable. As this rate is rarely determinable, the Company utilizes the incremental borrowing rate of the subsidiary entering into the lease arrangement, on a collateralized basis, over a similar term as adjusted for any country specific risk. For operating leases existing prior to January 1, 2019, the rate for the remaining lease term as of January 1, 2019 was used.

The weighted average remaining lease terms and discount rates for all of our operating leases were as follows as of March 31, 2019:

Lease Term and Discount Rate
Weighted-average remaining lease term (years) Operating leases	7.01

Weighted-average discount rate Operating leases	8.03%

Supplemental cash flow information related to leases during the quarter ended March 31, 2019 was as follows:

2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,119

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$—

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

As previously disclosed, under then in effect lease accounting in accordance with GAAP, future minimum payments under operating leases with noncancelable terms at December 31, 2018 were as follows:

2019	$4,185
2020	3,715
2021	3,362
2022	2,182
2023	1,986
Thereafter	7,886

$23,316

10. Long-Term Debt

In connection with the acquisition of the Company by Compass in August 2014, the Company obtained certain financial commitments from Compass in the form of Term A and Term B loans and a revolving line of credit. The loans and revolving line of credit with Compass are collateralized by the Company’s right, title and interest in the Company’s net assets. The loan agreements also include certain financial covenants including, but not limited to, requirements to maintain certain fixed charges and leverage ratios. The Company was not in compliance with the financial covenants under its credit agreements at December 31, 2018 as a result of financing various add-on acquisitions during the year disclosed in Note 3 to these financial statements. On January 20, 2019, Compass amended the credit agreements to grant a waiver to the Company for the quarter ended December 31, 2018 and each quarter during the year ending December 31, 2019.

11. Related Party Transactions

Significant related party transactions, not otherwise disclosed, include the payment of management fees of $500 per year to Compass Group Management, LLC. This fee is recorded separately in the condensed consolidated statements of operations. In addition to management fees, the Company expensed $4,575 and $3,465 of interest to Compass for the quarters ended March 31, 2019 and 2018, respectively, related to the long-term debt disclosed in Note 10.

During the quarter ended March 31, 2018, the Company purchased the assets of United Retek Corporation, LLC from David Green, Chief Science Officer of the Company, for $2,000. See Note 3 for further disclosure regarding this transaction.

12. Commitments and Contingencies

Captive Insurance Program

The Company is partially self-insured for automobile and workers’ compensation insurance coverage through a group captive insurance company in which the Company has less than a 10% ownership interest. While the Company maintains risk associated with the possible insurance claims of other members in the captive, management believes that this risk is mitigated through loss limits for each member, as well as adequate reinsurance coverage obtained by the captive.

CEHI ACQUISITION CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2019 AND 2018

(in thousands, except shares)

While the insurance carried by the Company, including the insurance obtained through the captive insurance company, may not be sufficient to cover all claims that may arise, and while insurance carriers may not continue to make coverage available to the Company, management believes that it has provided an adequate level of insurance coverage.

Legal Proceedings

Potentially Responsible Parties

The Company participates in two Potentially Responsible Party committees in connection with environmental consent orders related to certain hazardous waste cleanup sites under the federal Superfund statute and/or state cleanup programs. As of March 31, 2019 and 2018, the Company accrued $308 and $419, respectively, for these potential costs.

Licensing Agreements

The Company has agreements with various parties, principally lessors of its dredge facilities which require royalty fees to be paid. These royalty fees are paid based upon various measurements including percentage of specific sales or on a per ton of material processed basis. Certain of these agreements provide for minimum annual royalty fees to be paid. Royalty expenses for the quarters ended March 31, 2019 and 2018 were $136 and $381, respectively.

13. Subsequent Events

On April 15, 2019, the Company finalized its purchase of airspace at the Gardner Road location in Maryland for consideration of $24,911, of which $3,411 was paid in 2018, $3,624 was paid at closing, and the remaining purchase of incremental airspace is due in six annual installments beginning January 31, 2020 through January 31, 2025.

On May 8, 2019, Compass, as majority stockholder of the Company and as Sellers’ Representative, entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Calrissian Holdings, LLC (“Buyer”), the Company, the other holders of stock and options of the Company and, as Buyer’s guarantor, Harsco Corporation, pursuant to which Buyer will acquire all of the issued and outstanding securities of the Company. The sale is expected to close in the next few months.

The Company’s management has evaluated all activity of the Company through May 23, 2019 and concluded that subsequent events are properly reflected in the Company’s condensed consolidated financial statements and notes as required by standards for accounting disclosure of subsequent events.